EX-99.906CERT

CERTIFICATION

Walter G. Sall, Chief Executive Officer, and Gary H. Goldschmidt, Chief Financial Officer, of The Gateway Trust (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2007 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
Chief Executive Officer	Chief Financial Officer
The Gateway Trust	The Gateway Trust

/s/ Walter G. Sall	/s/ Gary H. Goldschmidt
Walter G. Sall	Gary H. Goldschmidt
Date: February 25, 2008	Date: February 25, 2008

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to The Gateway Trust and will be retained by The Gateway Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.